Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-112874) of Hilltop Holdings Inc. of our report dated March 3, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
May 28, 2014